EXHIBIT 1

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                               NTL INCORPORATED

         The undersigned, Jeffrey A. Brodsky, certifies that he is the President and Chief Executive Officer of NTL Incorporated, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"); and does hereby further certify as follows:

(1)      The name of the Corporation is NTL Incorporated.

(2) The name under which the Corporation was originally incorporated was NTL Holdings Incorporated and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 13, 1999. Subsequently, the Corporation changed its name to NTL Incorporated on May 17, 2000.

(3) This Amended and Restated Certificate of Incorporation of the Corporation restates, integrates and further amends the Restated Certificate of Incorporation of the Corporation, as heretofore amended and restated.

(4) This Amended and Restated Certificate of Incorporation of the Corporation is authorized by and is being filed pursuant to the confirmation order entered by the United States Bankruptcy Court for the Southern District of New York on September 5, 2002, in connection with the Second Amended Joint Reorganization Plan of NTL Incorporated and Certain Subsidiaries, dated July 15, 2002 (as modified on September 5, 2002) (Case No. 02-41316 (ALG)) (the "Plan of Reorganization"), and was duly adopted in accordance with the provisions of Section 242, Section 245 and Section 303 of the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

 (5) The text of the Restated Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety, as follows:



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                                  ARTICLE I

                            NAME OF THE CORPORATION

         The name of this corporation is NTL Europe, Inc.

                                  ARTICLE II

                           ADDRESS; REGISTERED AGENT

         The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent, Delaware 19901. The name of its registered agent at that address is National Registered Agents, Inc.

                                  ARTICLE III

                                    PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the GCL as the same exists or hereafter may be amended. The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

                                  ARTICLE IV

                                 CAPITAL STOCK

         Part A. Authorized Capital. The total number of shares of capital stock which the Corporation shall have the authority to reserve for issuance or issue is eighty million (80,000,000) shares, consisting of sixty million (60,000,000) shares of common stock, par value $0.01 per share, of the Corporation (the "Common Stock"), and twenty million (20,000,000) shares of preferred stock, par value $0.01 per share, of the Corporation (the "Preferred Stock"). The number of authorized shares of any of the Common Stock or the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for issuance) by the affirmative vote of the holders of a majority in voting power of the capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the GCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor. The designation, relative rights, preferences and limitations of the shares of each class are as follows:

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         Part B. Preferred Stock. Authority is hereby expressly vested in the
Board of Directors of the Corporation (the "Board of Directors") without further action by the Corporation's stockholders, subject to the provisions of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation and to the limitations prescribed by applicable law, to authorize the issuance from time to time in one (1) or more classes or series of any number of shares of Preferred Stock; provided that the aggregate number of shares issued and not canceled of any and all such classes and series shall not exceed the total number of shares of Preferred Stock hereinabove authorized and not decreased, and with distinctive class or serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issuance of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each class or series of shares of Preferred Stock: (a) may have such voting powers, full or limited, including the right to elect one (1) or more directors of the Corporation (the "Directors"), or may be without voting powers, subject to the provisions of Article XV of this Amended and Restated Certificate of Incorporation of the Corporation; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock, and, subject to Article XV of this Amended and Restated Certificate of Incorporation of the Corporation, if any such class or series of Preferred Stock shall be entitled to receive a preference over any other class or classes or series of stock with respect to the payment of dividends, such class or series of Preferred Stock shall also be entitled, in the event that the Corporation defaults on its obligation to pay such dividends, to elect one
(1) or more Directors to the Board of Directors; (d) may have such rights upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of, the assets of the Corporation; (e) may be made convertible into or exercisable, redeemable or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes or series of shares of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such class or series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issuance of any additional shares (including additional shares of such class or series or of any other class or series) and/or upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by or on behalf of the Corporation or any subsidiary of, any outstanding shares of the Corporation; and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issuance of such shares of Preferred Stock. Any of the powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of Preferred Stock may be made dependent upon facts ascertainable outside of this Amended and Restated Certificate of Incorporation of the Corporation or any amendment hereto, or outside the resolution or resolutions providing for the issuance of such Preferred Stock adopted by the Board of Directors pursuant to the authority vested in it by this Part B of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation;

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provided that the manner in which such facts shall operate upon the powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of Preferred Stock is clearly and expressly set forth in this Amended and Restated Certificate of Incorporation of the Corporation, or of any amendment hereto, or in the resolution or resolutions providing for the issuance of such Preferred Stock adopted by the Board of Directors. The term "facts," as used in the immediately preceding sentence shall have the meaning given to it in Section 151(a) of the GCL (or any successor statute). Shares of Preferred Stock of any class or series that have been redeemed or repurchased (whether through the operation of a sinking fund or otherwise) or that if convertible, exercisable, redeemable or exchangeable, have been converted into, or exercised, redeemed or exchanged for, shares of any other class or classes or series shall have the status of authorized and unissued shares of Preferred Stock of the same class or series and may be reissued as a part of the class or series of which they were originally a part or may be reclassified and reissued as part of a new class or series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other class or series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any class or series of shares of Preferred Stock.

         Part C. 10% Fixed Coupon Redeemable Preferred Stock, Series A.

               Section 1. Designation and Amount. Eight million (8,000,000) shares of the Preferred Stock shall be designated as "10% Fixed Coupon Redeemable Preferred Stock, Series A of NTL Europe, Inc.", including, in the case of any reclassification, recapitalization, or other change to such Preferred Stock or, in the case of a consolidation or merger of the Corporation with or into another Person affecting such Preferred Stock, such capital stock to which a Holder shall be entitled upon the occurrence of such event (the "10% Fixed Coupon Redeemable Preferred Stock, Series A"), and no other shares of Preferred Stock shall be designated as "10% Fixed Coupon Redeemable Preferred Stock, Series A." Any shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A redeemed or otherwise purchased or acquired by the Corporation shall be retired and shall resume the status of authorized and unissued shares of Preferred Stock, without designation as to class or series, until such shares are once more designated as part of a particular class and series of Preferred Stock by the Board of Directors.

               Section 2. Definitions. The following definitions shall apply with respect to this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation:

                  "Affiliate" means with respect to any specified Person, any other Person that directly, or indirectly through one (1) or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                  "Asset Sale" means (i) any sale, transfer, conveyance or other disposition for value after the Issue Date of any assets of the Corporation or any subsidiary of the Corporation other than the sale, transfer, conveyance or other disposition of inventory or

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         goods held for sale, lease or installation in the ordinary course of business or (ii) any issuance, sale, transfer, conveyance or other disposition for value of any Equity Interests of any of the Corporation's subsidiaries to any Person; in either case other than
         (A) to (x) the Corporation or (y) any subsidiary of the Corporation,
         (B) the issuance, sale, transfer, conveyance or other disposition of Equity Interests of the Corporation or (C) the issuance and sale of Equity Interests of a subsidiary of the Corporation in exchange for capital contributions; provided, however, to the extent that any or all of the net proceeds of the capital contributions from the issuance and sale of Equity Interests of a subsidiary of the Corporation are transferred (whether by dividend, distribution, loan or otherwise in a single transaction or a series of related transactions) to the Corporation such event will be deemed an Asset Sale to the extent of the net proceeds so transferred to the Corporation.

                  "Bankruptcy Event" shall mean any of the following: (i) a court having jurisdiction in the premises entering a decree or order for relief in respect of the Corporation in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Corporation or for all or substantially all of the property and assets of the Corporation or the winding up or liquidation of the affairs of the Corporation; or (ii) the Corporation commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Corporation, or for all or substantially all of the property and assets of the Corporation or effects any general assignment for the benefit of creditors of the Corporation.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York, U.S.A. are not required to be open.

                  "By-laws" means the by-laws of the Corporation as amended as of the date hereof and as may be amended from time to time.

                  "Cablecom Group" means NTL Cablecom Holding GmbH and its subsidiaries from time to time.

                  "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

                  "Common Stock" shall have the meaning set forth in Part A of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation.

                  "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two (2) or more Persons, means

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         the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Dividend Payment Date" shall mean June 30 and December 31 of each year, commencing on June 30, 2003; provided, however, that, if any Dividend Payment Date falls on a day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date without interest thereon.

                  "Dividend Periods" shall mean semi-annual dividend periods commencing on June 30 and December 31 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period and the final Dividend Period shall end on but exclude the final Dividend Payment Date (other than the initial Dividend Period which shall commence on the Issue Date and end on and include June 29, 2003).

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any indebtedness that is convertible into, or exchangeable or redeemable for, Capital Stock).

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "GAAP" shall mean United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

                  "Holder" and "Holders", as the case may be, shall mean any Person to which shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A shall have been issued pursuant to the Plan of Reorganization so long as such Person holds such shares and any other Person which is the registered holder of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A on the books of the Corporation.

                  "Issue Date" shall mean the date on which shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A are first issued by the Corporation.

                  "Junior Securities" shall have the meaning set forth in
         Section 3(c) of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation.

                  "Junior Securities Distributions" shall have the meaning set forth in Section 4(d) of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation.

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                  "Liquidation Right" shall mean, for each share of 10% Fixed
         Coupon Redeemable Preferred Stock, Series A, an amount equal to $50.00 per share, plus an amount equal to all dividends (whether or not declared) accrued and unpaid thereon to the date of final distribution to Holders.

                  "Mandatory Redemption Date" shall have the meaning set forth in Section 6(d) of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation.

                  "Mandatory Redemption Obligation" shall have the meaning set forth in Section 6(e) of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation.

                  "net proceeds" means the aggregate cash proceeds (if any) received by the Corporation or any of its subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions and with respect to the matters contemplated by the letter agreement among J.P. Morgan Chase Bank, Morgan Stanley Senior Funding, Inc., the Royal Bank of Scotland plc, Cablecom Holding GmbH, NTL (Delaware), Inc. and Cable Connect Switzerland I CV relating to the sale of and/or investment in the Cablecom Group), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to any mandatory repayment obligation of any indebtedness or the repayment of an obligation or obligations secured by a lien or guaranty on the asset or assets the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

                  "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

                  "Parity Securities" shall have the meaning set forth in
         Section 3(b) of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation.

                  "Person" shall mean any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, any unincorporated organization, any other entity, a "group" of such persons, as that term is defined in Rule 13d-5(b)(1) under the Exchange Act, or a government or political subdivision thereof.

                  "Preferred Shares" shall have the meaning set forth in
         Section 8(c) of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation.

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                  "Preferred Stock" shall have the meaning set forth in Part A of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation.

                  "Rights" shall mean rights to subscribe for or purchase shares of any class or series of capital stock of the Corporation issued pursuant to the Rights Agreement.

                  "Rights Agreement" shall mean the agreement, dated as of January 10, 2003, as the same may be amended or otherwise modified from time to time, between the Corporation and Continental Stock Transfer & Trust Company or any successor plan of similar purpose and effect.

                  "Senior Securities" shall have the meaning set forth in
         Section 3(a) of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation.

                  "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that, if any funds for any class or series of Junior Securities or any class or series of Parity Securities are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the 10% Fixed Coupon Redeemable Preferred Stock, Series A shall mean placing such funds in a separate account of the Corporation or delivering such funds to a disbursing, paying or other similar agent, as the case may be.

                  "subsidiaries" of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which), directly or indirectly, more than 50% of (i) the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person or (iii) the beneficial interest in such trust or estate, is at the time owned by such first Person, or by such first Person and one (1) or more of its other subsidiaries or by one (1) or more of such Person's other subsidiaries.

                  "Trigger Event" shall have the meaning set forth in Section 8(b) of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation.

                  "Trigger Event Cure" shall have the meaning set forth in
         Section 8(b) of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation.

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         Section 3. Rank. Any class or series of capital stock (or any options, warrants or rights exercisable for or convertible into any such class or series of capital stock) of the Corporation shall be deemed to rank:

                  (a) prior to the 10% Fixed Coupon Redeemable Preferred Stock, Series A, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the Holders of 10% Fixed Coupon Redeemable Preferred Stock, Series A ("Senior Securities");

                  (b) on a parity with the 10% Fixed Coupon Redeemable Preferred Stock, Series A, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the 10% Fixed Coupon Redeemable Preferred Stock, Series A, if the holders of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

                  (c) junior to the 10% Fixed Coupon Redeemable Preferred Stock, Series A, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or if the Holders of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A shall be entitled to receipt of dividends, and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of such stock or series ("Junior Securities"). Each of the Series A Junior Participating Preferred Stock of the Corporation and Common Stock is a Junior Security.

                  (d) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any options, warrants or rights exercisable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be. The 10% Fixed Coupon Redeemable Preferred Stock, Series A shall be subject to the creation of Junior Securities as provided in Part B of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation and, with the prior written consent or affirmative vote at a meeting of the holders of at least a majority in liquidation preference of 10% Fixed Coupon Redeemable Preferred Stock, Series A as provided in Section 8(d) of this Part C of this
Article IV of this Amended and Restated Certificate of Incorporation of the Corporation, Parity Securities and Senior Securities.

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         Section 4. Dividends.

                  (a) The Holders of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the semi-annual rate of $2.50 per share (as such number may be appropriately adjusted for such events as stock splits, stock dividends, combinations, recapitalizations or other similar transactions) payable by the Corporation in cash. All dividends shall be payable on a pro rata basis with respect to shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A by the Corporation in arrears on a Dividend Payment Date and shall be cumulative from the Issue Date whether or not in any Dividend Period or Dividend Periods there shall be funds of the Corporation legally available for the payment of such dividends. In the event the Corporation does not have funds legally available for the payment of dividends on a Dividend Payment Date, such dividends shall from and after that Dividend Payment Date accrue at a 10% annual rate and be compounded on a semi-annual basis until paid or satisfied in full. Each such dividend shall be payable to holders of record of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A as they appear on the stock records of the Corporation at the close of business on the record date for each Dividend Payment Date. Upon the declaration of any such dividend, the Board of Directors shall fix as such record date the fifteenth (15th) day preceding the relevant Dividend Payment Date.

                  (b) The dividends payable for any period shorter than a full Dividend Period on the 10% Fixed Coupon Redeemable Preferred Stock, Series A shall accrue daily and be computed on the basis of a 360-day year of twelve
(12) thirty (30) day months and the actual number of days elapsed in the period for which such dividends are payable. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the 10% Fixed Coupon Redeemable Preferred Stock, Series A that may be in arrears except as otherwise provided in this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation. Nothing contained in this Amended and Restated Certificate of Incorporation of the Corporation shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set apart for payment, any dividends on shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A at any time.

                  (c) So long as any shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A are outstanding, no dividends, except as described in the next succeeding sentence shall be declared or paid or set apart for payment or other distribution declared or made upon Parity Securities, for any period, nor shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any Parity Securities) by the Corporation, except for conversion into or exchange into other Parity Securities, unless, in each case, (i) full cumulative dividends on all outstanding shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A for all Dividend Periods terminating on or


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prior to the date of such payment, redemption, repurchase or other acquisition shall have been paid or set apart for payment and (ii) the Corporation is not in default with respect to any redemption of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A by the Corporation pursuant to Section 6 of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation. Notwithstanding the restrictions imposed by the previous sentence, if the Corporation is not in default with respect to any redemption of shares of 10% Fixed Coupon Redeemable Preferred Stock,
Series A by the Corporation pursuant to Section 6 of this Part C of this
Article IV of this Amended and Restated Certificate of Incorporation of the Corporation, dividends may be declared and paid or set apart for payment on shares of Parity Stock if, dividends declared upon shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A and all dividends declared upon Parity Securities are declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the 10% Fixed Coupon Redeemable Preferred Stock, Series A and accumulated and unpaid on Parity Securities.

                  (d) So long as any shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A are outstanding, no dividends (other than (i) any Rights issued pursuant to the Rights Agreement and (ii) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase, or other acquisition of shares of (A) Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary of the Corporation or (B) Junior Securities paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) (all such dividends, distributions, redemptions, purchases or other acquisitions being hereinafter referred to as "Junior Securities Distributions") for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any Junior Securities) by the Corporation, except for conversion into or exchange for Junior Securities.

                  (e) No dividends shall be declared, set apart for payment or paid in respect of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A by the Corporation pursuant to Section 4(a) of this Part C of this
Article IV of this Amended and Restated Certificate of Incorporation of the Corporation, except in compliance with (i) Section 170 and Section 173 of the GCL and (ii) all applicable laws, regulations (including those of any self regulatory organization having jurisdiction over the Corporation) and orders.

         Section 5. Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A then outstanding, after payment shall be made or provision for payment of the debts and other liabilities of the Corporation and the pay-ment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for payment to the holders of Senior Securities and before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for payment to the holders of Junior Securities, shall be entitled to be paid or receive a distribution out of the assets of the Corporation remaining available for payment or distribution to Holders of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A equal to the Liquidation Right. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the Holders of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A shall be insufficient to pay in full the Liquidation Right and liquidating payments on any Parity Securities (as set forth in the instrument or instruments creating such Parity Securities), then such assets, or the proceeds thereof, shall be distributed among the holders of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A and any other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A and any other Parity Securities if all amounts payable thereon were paid in full. For the purposes of this Section 5 of this Part C of this Amended and Restated Certificate of Incorporation of the Corporation, (i) a consolidation, combination, redomicile, merger (including a holding company merger), or share exchange of the Corporation with one (1) or more corporations (whether or not the Corporation remains the surviving corporation in such a transaction), or successive consolidations, combinations, redomiciles, mergers or share exchanges or (ii) a sale, transfer, conveyance or other disposition of all or substantially all of the Corporation's assets (including its subsidiaries' assets), shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

                  (b) Subject to the rights of the holders of any Parity Securities, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the Holders of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A, as provided in Section 5(a) of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation, any series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A shall not be entitled to share therein.

                  (c) Except as provided in this Section 5 of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation, Holders of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A shall not be entitled to any payment or distribution of the assets of the Corporation (whether capital or surplus) in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

         Section 6. Redemption.

                  (a) At the close of business on the Issue Date, to the extent the Corporation shall have funds legally available for such redemption payment, the Corporation shall redeem $25,000,000 in aggregate liquidation preference of the outstanding shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A, on a pro rata basis at a price equal to $50.00 per share of 10% Fixed Coupon Redeemable Preferred Stock, Series A, plus an amount equal to all accrued and unpaid dividends thereon, whether or not declared, to, but excluding, the date fixed for such redemption, in cash, without interest due in respect of the redemption payment.

                  (b) At any time during the period beginning on the Issue Date until the close of business on the Business Day immediately preceding the Mandatory Redemption Date, the Corporation shall have the right, from time to time, to redeem any or all of the outstanding shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A, out of funds legally available for such redemption payment, on a pro rata basis at a price equal to $50.00 per share of 10% Fixed Coupon Redeemable Preferred Stock, Series A, plus an amount equal to all accrued and unpaid dividends thereon, whether or not declared, to, but excluding, the date fixed for such redemption, in cash, without interest due in respect of the redemption payment.

                  (c) In the event the Corporation consummates any transaction constituting an Asset Sale, to the extent the Corporation shall have funds legally available for such redemption payment, the Corporation shall apply the net proceeds of any such Asset Sale to redeem any or all of the outstanding shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A, on a pro rata basis at a price equal to $50.00 per share of 10% Fixed Coupon Redeemable Preferred Stock, Series A, plus an amount equal to all accrued and unpaid dividends thereon, whether or not declared, to, but excluding, the date fixed for such redemption, in cash, without interest due in respect of the redemption payment. All determinations arising out of or relating to a possible Asset Sale, including, without limitation, (i) whether an Asset Sale occurred, (ii) the date of consummation of such Asset Sale, (iii) whether any net proceeds are available from such Asset Sale, (iv) subject to Section 7 of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation, the redemption procedures in respect of such Asset Sale, shall be determined by a majority vote of the Board of Directors acting in good faith and in the best interests of the Corporation and whose determination (absent fraud, willful misconduct or gross negligence) shall be final and binding on the Holders of 10% Fixed Coupon Redeemable Preferred Stock, Series A.

                  (d) If the Corporation shall not have redeemed all outstanding shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A pursuant to Section 6(a), Section 6(b) or Section 6(c) of this Part C of this
Article IV of this Amended and Restated Certificate of Incorporation of the Corporation, to the extent the Corporation shall have funds legally available for such redemption payment, the Corporation shall redeem all outstanding shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A on January 10, 2023 (the "Mandatory Redemption Date"), at a redemption price equal to $50.00 per share of 10% Fixed Coupon Redeemable Preferred Stock, Series A, plus an amount equal to all accrued and unpaid dividends thereon, whether or not declared, to, but excluding, the Mandatory Redemption Date, in cash, without interest due in respect of the redemption payment.

                  (e) If the funds of the Corporation legally available for redemption of the shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A are insufficient to redeem the full number of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A required to be redeemed pursuant to Section 6(a), Section 6(c) or Section 6(d) of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation (each, a "Mandatory Redemption Obligation"), (i) those funds which are legally available for redemption of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A will be used to redeem the maximum number of such shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A ratably on the basis of the number of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A which would be redeemed on such date if the funds of the Corporation legally available therefore had been sufficient to redeem all shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A required to be redeemed on such date and (ii) the Mandatory Redemption Obligation with respect to any shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A not otherwise redeemed shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation pursuant to Section 6(g) of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation. If, and so long as, any Mandatory Redemption Obligation with respect to shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied with Junior Securities or satisfied pro rata with shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A), or (ii) declare or make any Junior Securities Distribution (other than (A) any Rights issued pursuant to the Rights Agreement and (B) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities), or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities (other than a redemption, sinking fund or other similar obligation in respect of Junior Securities (I) paid in shares of, or options, warrants or other rights to subscribe for or purchase shares of, Junior Securities or (II) by conversion into or exchange for Junior Securities).

                  (f) For purposes of Section 6(b) of this Part C of this
Article IV of this Amended and Restated Certificate of Incorporation of the Corporation only, unless full cumulative dividends (whether or not declared) on all outstanding shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A and any Parity Securities shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods and dividend periods for such Parity Securities terminating on or prior to the applicable redemption date and notice has been given in accordance with Section 7 of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation, none of the shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A shall be redeemed, and no sum shall be set apart for such payment, unless shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A are redeemed pro rata and notice has previously been given in accordance with Section 7 of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation.

                  (g) The Corporation shall not be required to undertake any redemption (or pay any monies to, or may make any monies available for, a sinking fund for the redemption) of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A pursuant to Section 6(a), Section 6(b), Section 6(c), or Section (6)(d) of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation, except in compliance with (i) Section 151(b) and Section 160 of the GCL and (ii) all applicable laws, regulations (including those of any self regulatory organization having jurisdiction over the Corporation) and orders.

         Section 7. Procedures for Redemption.

                  (a) The redemption of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A by the Corporation pursuant to Section 6(a) of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation shall for procedural purposes be treated as a distribution under the Plan of Reorganization to be made on the Distribution Date (as such term is defined in the Plan of Reorganization). If the Corporation shall redeem shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A pursuant to Section 6(b), Section 6(c) or Section 6(d) of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation, written notice of such a redemption shall be given by or on behalf of the Corporation, as follows: (i) in the case of a redemption pursuant to Section 6(b) or Section 6(d) of this Part C of this
Article IV of this Amended and Restated Certificate of Incorporation of the Corporation, by certified mail, return receipt requested, postage prepaid, mailed not less than fifteen (15) days nor more than forty-five (45) days prior to such redemption date and (ii) in the case of a redemption pursuant to
Section 6(c) of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation, by certified mail, return receipt requested, postage prepaid, mailed not less than fifteen (15) days prior to the scheduled consummation of the Asset Sale giving rise to such redemption, to each Holder of record of the shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A to be redeemed at such Holder's address as the same appears on the stock register of the Corporation and confirmed by facsimile transmission to such Holder of record if the Corporation has been furnished in writing with such facsimile number by such Holder prior to the date thereof; provided, however, that neither the failure to give such notice nor confirmation nor any defect therein or in the mailing thereof, to any par-ticular Holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to any other Holder(s). Any written notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the Holder receives the notice. Each such written notice shall state: (i) the redemption date; (ii) the number of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A to be redeemed and, if fewer than all of the shares held by such Holder are to be redeemed, the number of shares to be redeemed from such Holder; (iii) the amount payable, in cash, including a calculation of the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue as of such redemption date, except as otherwise provided in this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation.

                  (b) If written notice has been mailed as provided for in
Section 7(a) of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation, from and after the applicable redemption date (unless the Corporation shall have failed to discharge its Mandatory Redemption Obligation in full), (i) dividends on shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding and (iii) all rights of the Holders thereof as Holders of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A shall cease, except the right to receive from the Corporation the redemption price, in cash, without interest thereon, upon surrender and endorsement and to receive any accrued and unpaid dividends payable thereon, whether or not declared.

                  (c) Upon surrender in accordance with the written notice given by or on behalf of the Corporation pursuant to this Section 7 of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation of the certificates for any shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A so redeemed, properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state, such shares shall be redeemed by the Corporation at the redemption price aforesaid, plus any accrued and unpaid dividends payable thereon, whether or not declared. If fewer than all of the outstanding shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A are to be redeemed by the Corporation, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata based on the number of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A held by such Holder on the date of the applicable Corporation redemption notice. In no event will fractional shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A be redeemed unless all other outstanding shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A have been, or are concurrently being, redeemed by the Corporation. If the redemption proceeds legally available are not sufficient to otherwise permit the avoidance of the creation of fractional shares if all such redemption proceeds were applied, the Board of Directors will in good faith apply the redemption proceeds to maximize the number of whole shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A redeemed on such date. In case fewer than all of the shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A represented by any such certificate are redeemed, a new certificate shall be issued by the Corporation, representing the non-surrendered shares without cost to the Holder thereof.

         Section 8. Voting Rights.

                  (a) The Holders of record of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A shall be entitled to the voting rights as hereinafter provided in this Section 8 of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation or as otherwise required by applicable law. If and when the Holders of 10% Fixed Coupon Redeemable Preferred Stock, Series A are entitled to vote as provided by this Section 8 of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation, each Holder will be entitled to one (1) vote per share, except that when any other class or series of Preferred Stock shall have the right to vote with the 10% Fixed Coupon Redeemable Preferred Stock, Series A as a single class on any matter (other than matters on which the Common Stock shall also be voting as part of such single class), then the 10% Fixed Coupon Redeemable Preferred Stock, Series A and such other class or series of Preferred Stock shall have with respect to such matters one (1) vote per $1.00 of stated liquidation preference.

                  (b) From and after the date on which either (i) the Corporation shall have failed to discharge its Mandatory Redemption Obligation in full or (ii) there occurs a Bankruptcy Event (any such event described in the preceding subparagraphs (i) and (ii) being hereinafter referred to as a "Trigger Event"), a vote of the Holders (in respect of which a majority shall be necessary for approval of matters submitted to Holders) of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A, voting together as a single class, will be required on all matters brought before the stockholders of the Corporation. From and after the date on which the Corporation shall have fulfilled its Mandatory Redemption Obligation in full and all Bankruptcy Events shall have been cured (the "Trigger Event Cure"), then the additional voting right of the Holders of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A as provided in this Section 8(b) of this Part C of this
Article IV of this Amended and Restated Certificate of Incorporation of the Corporation shall cease, but subject always to the same provisions for the vesting of such voting rights if any Trigger Event subsequently occurs.

                  (c) Upon the occurrence of any Trigger Event, the number of directors then constituting the Board of Directors shall be increased by two
(2) and the Holders of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A, together with the holders of any other class or series of Preferred Stock upon which like rights to vote for the election of two (2) additional directors have been conferred and are exercisable (resulting from either the failure to pay dividends (except with respect to the 10% Fixed Coupon Redeemable Preferred Stock, Series A), the failure to discharge any Mandatory

Redemption Obligation in full or the occurrence of a Bankruptcy Event) (the 10% Fixed Coupon Redeemable Preferred Stock, Series A and any such other class or series having such rights are collectively referred to as the "Preferred Shares"), voting together as a single class regardless of class or series, shall be entitled to elect the two (2) additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Preferred Shares, called as hereinafter provided. Whenever all arrears in dividends on the Preferred Shares (except with respect to the 10% Fixed Coupon Redeemable Preferred Stock, Series A) then outstanding shall have been paid (as set forth in the instruments creating such Preferred Shares, except with respect to the 10% Fixed Coupon Redeemable Preferred Stock, Series A) and dividends thereon for the current dividend period shall have been paid or declared and set apart for payment (as set forth in the instruments creating such Preferred Shares, except with respect to the 10% Fixed Coupon Redeemable Preferred Stock, Series
A), the Corporation shall have fulfilled any redemption obligation in respect of the Preferred Shares and the Trigger Event Cure has occurred, then the right of the holders of the Preferred Shares to elect such additional two (2) directors shall cease, but subject always to the same provisions for the vesting of such voting rights if any Trigger Event subsequently occurs, and the term of office of Persons elected as a director by the holders of the Preferred Shares shall forthwith terminate and the number of members of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in holders of the Preferred Shares, the Secretary of the Corporation may, and upon the written request of any Holder of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall, call a special meeting (in accordance with the By-laws of the Corporation or applicable law) of the holders of the Preferred Shares for the election of the two (2) directors to be elected by them as provided in this Section 8 of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation. If any such special meeting required to be called as above provided shall not be called by the Secretary of the Corporation within twenty (20) days after receipt of any such request satisfying the requirements above, then any Holder of outstanding shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A may call such meeting, upon the notice provided above, and for that purpose shall have reasonable access to the stock register of the Corporation in accordance with the By-laws and applicable law. Notwithstanding the foregoing, no such special meeting shall be called if any such request is received by the Secretary of the Corporation less than thirty (30) days before the date fixed for the next annual or special meeting of stockholders of the Corporation at which directors are to be elected, in which case, the Corporation shall use its best efforts to nominate for election such additional directors at such annual meeting, or to call a special meeting as soon as practicable thereafter to elect such additional directors. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders of the Corporation and until his or her successor shall have been duly elected and shall have qualified, or until his or her death, resignation or removal (as provided above or otherwise). If a vacancy shall occur with respect to the directors elected by the holders of the Preferred Shares, a successor shall be elected by the holders of the Preferred Shares to serve until the next annual meeting of the stockholders of the Corporation and until his or her successor shall have been duly elected and shall have qualified, or until his or her death, resignation or removal (as provided above or otherwise). Regardless of the number of Trigger Events which occur and remain uncured during any period, in no event shall the holders of Preferred Shares have the right to elect and have serve more than two (2) members of the Board of Directors at any one (1) time as a direct result of the occurrence of one (1) or more Trigger Events.

                  (d) Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation of the Corporation to the contrary, so long as any shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A are outstanding, the Corporation shall not, without the prior written consent or affirmative vote at a meeting called for such purpose of the holders of at least a majority in liquidation preference of the outstanding shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A, issue any additional 10% Fixed Coupon Redeemable Preferred Stock, Series A or authorize, create or issue any Parity Securities or Senior Securities or increase the authorized amount of any such other class or series; provided that this Section 8(d) of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation shall not limit the right of the Corporation to issue Parity Securities in order to refinance, redeem or refund the 10% Fixed Coupon Redeemable Preferred Stock, Series A or to issue Senior Securities in order to effect (and substantially concurrent with) the redemption in full of all outstanding shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A; provided further that the maximum value of such Parity Securities or Senior Securities issued by the Corporation in such refinancing as shall be reflected on the Corporation's consolidated balance sheet prepared in accordance with GAAP applied on a basis consistent with the Corporation's prior practice, shall not exceed in the aggregate the aggregate value of the 10% Fixed Coupon Redeemable Preferred Stock, Series A as reflected on the Corporation's consolidated balance sheet as contained in the report filed by the Corporation with the United States Securities and Exchange Commission pursuant to the Exchange Act that is most recent prior to such refinancing.

                  (e) Without the written consent of the Holders of a majority in liquidation preference of the outstanding shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A or the vote of Holders of a majority in liquidation preference of the outstanding shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A at a meeting of the Holders of shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A called for such purpose, consenting or voting as a separate class, as the case may be, the Corporation will not amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation of the Corporation (whether by merger, consolidation or otherwise) so as to adversely affect the preferences, rights or powers of the 10% Fixed Coupon Redeemable Preferred Stock, Series A. The Holders of a majority in liquidation preference of the outstanding shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A consenting or voting as a separate class, as the case may be, may waive compliance with any provision of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation.

                  (f) Except as otherwise required by applicable law or this
Section 8 of this Part C of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation, the shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A shall not have any relative, participating, optional or other special voting rights and powers and the vote or written consent of the Holders thereof shall not be required for the taking of any corporate action.

         Section 9. Legend. The shares of 10% Fixed Coupon Redeemable Preferred Stock, Series A shall bear the following legend, among others:

                  THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF 10% FIXED COUPON REDEEMABLE PREFERRED STOCK, SERIES A WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF 10% FIXED COUPON REDEEMABLE PREFERRED STOCK, SERIES A AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF 10% FIXED COUPON REDEEMABLE PREFERRED STOCK, SERIES A.

         Part D. Series A Junior Participating Preferred Stock.

         Section 1. Designation and Amount. The shares of this series of Preferred Stock, par value $0.01 per share, shall be designated as "Series A Junior Participating Preferred Stock," and the number of shares constituting such series shall be one hundred thousand (100,000).

         Section 2. Dividends and Distributions.

                  (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, in preference to the holders of Common Stock, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance (the "First Issuance Date") of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $10.00 or (ii) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind), of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding

Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time on or after January 10, 2003 (the "Rights Declaration Date"), (x) declare any dividend on Common Stock payable in shares of Common Stock, (y) subdivide (by reclassification or otherwise than by payment of dividends in shares) the outstanding Common Stock or (z) combine (by reclassification or otherwise) the outstanding Common Stock into a smaller number of shares, then in each such case, the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) On or after the Rights Declaration Date, no dividend on Common Stock shall be declared unless concurrently therewith a dividend or distribution is declared on the Series A Junior Participating Preferred Stock as provided in Section 2(a) of this Part D of this Amended and Restated Certificate of Incorporation of the Corporation; and the declaration of any such dividend on the Common Stock shall be expressly conditioned upon payment or declaration of and provision for a dividend on the Series A Junior Participating Preferred Stock as above provided. In the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date out of funds legally available for such dividend payment.

                  (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

                  (d) No dividends shall be declared, set apart for payment or paid in respect of shares of Series A Junior Participating Preferred Stock by the Corporation pursuant to this Section 2 of this Part D of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation, except in compliance with (i) Section 170 and Section 173 of the DGCL and (ii) all applicable laws, regulations (including those of any self regulatory organization having jurisdiction over the Corporation) and orders.

         Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

                  (a) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the holders of Common Stock. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide (by reclassification or otherwise than by payment of dividends in shares) the outstanding Common Stock or (iii) combine (by reclassification or otherwise) the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) Except as otherwise provided herein or by applicable law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one (1) class on all matters submitted to a vote of the holders of Common Stock.

                  (c) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six
(6) quarterly dividends thereon, whether or not consecutive, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period"), which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During the continuation of a default period, all holders of Preferred Stock (who have a similar provision in the Certificate of Designation governing their terms, including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, whether or not consecutive, voting as a class, irrespective of class or series, shall have the right to elect two (2) Directors to the Board of Directors. If a holder is otherwise entitled to elect one (1) or more Directors to the

Board of Directors, but is subject to an aggregate limit on the number of Directors to be elected by such holder pursuant to contract or otherwise, this provision is subject to such aggregate limit and shall not be construed to increase the number of Directors such holder is otherwise entitled to elect.

         (ii) During the continuation of a default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph
(c)(iii) of this Section 3 of this Part D of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders; provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during the continuation of a default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors during the continuation of a default period, the number of Directors shall not be increased or decreased, except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

         (iii) Unless the holders of Preferred Stock shall, during the continuation of a default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of class or series, may request, the calling of a special meeting of the holders of Preferred Stock who have a similar provision in the Certificate of Designation governing their terms, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this subparagraph (c)(iii) of this Section 3 of this Part D of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation shall be given to each such holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than ten (10) days and not later than sixty (60) days after such order or request or in default of the calling of such meeting within sixty (60) days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock who have a similar provision in the Certificate of Designation governing their terms. Notwithstanding the provisions of this subparagraph (c)(iii) of this Section 3 of this Part D of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation, no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the stockholders.

         (iv) During the continuation of a default period, the holders of Common Stock, and other classes or series of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock who have a similar provision in the Certificate of Designation governing their terms shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period and (y) any vacancy in the Board of Directors may (except as provided in subparagraph (c)(ii) of this Section 3 of this Part D of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (c) of this Section 3 of this Part D of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

         (v) Immediately upon the expiration of a default period, the (x) right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) term of any Directors elected by the holders of Preferred Stock as a class shall terminate and (z) number of Directors shall be such number as may be provided for in this Amended and Restated Certificate of Incorporation of the Corporation or By-laws of the Corporation irrespective of any increase made pursuant to the provisions of subparagraph (c)(ii) of this Section 3 of this Part D of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation (such number being subject, however, to change thereafter in any manner provided by applicable law or in this Amended and Restated Certificate of Incorporation of the Corporation or By-laws of the Corporation). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

                  (d) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions. Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 of this Part D of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (a) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                  (b) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; and

                  (d) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective classes and series, shall determine in good faith will result in fair and equitable treatment among the respective classes and series.

         Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new class or series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth therein.

         Section 6. Liquidation, Dissolution or Winding Up.

                  (a) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, the holders of Series A Junior Participating Preferred Stock shall be entitled to receive the greater of (i) $1,000.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment and (ii) the aggregate amount per share equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock (the "Series A Liquidation Preference"). In the event the Corporation shall at any time after the First Issuance Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes or series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. Following the payment of the full amount of the Series A Liquidation Preference to the holders entitled thereto, no additional distributions shall be made to or set aside for the benefit of the holders of shares of Series A Junior Participating Preferred Stock in respect of such shares.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind) as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide (by reclassification or otherwise than by payment of dividends in shares) the outstanding Common Stock or (iii) combine (by reclassification or otherwise) the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a frac-tion the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

         Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other classes or series of Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such classes or series shall expressly provide otherwise.

         Section 10. Amendment. At any time when any shares of Series A Junior Participating Preferred Stock are outstanding, this Amended and Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

         Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

         Part E. Common Stock. Except as otherwise provided by the GCL or this Amended and Restated Certificate of Incorporation of the Corporation and subject to the rights of holders of any class or series of Preferred Stock pursuant to this Amended and Restated Certificate of Incorporation of the Corporation (including any resolution or resolutions adopted by the Board of Directors providing for the issuance of any class or series of Preferred Stock), all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one (1) vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation; provided, however, that, except as otherwise required by applicable law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation of the Corporation (including any resolution or resolutions adopted by the Board of Directors providing for the issuance of any class or series of Preferred Stock) that relates solely to the terms of one (1) or more outstanding classes or series of Preferred Stock if the holders of such affected class or series are entitled, either separately or together with the holders of one (1) or more other such class or series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation of the Corporation (including any resolution or resolutions adopted by the Board of Directors providing for the issuance of any class or series of Preferred Stock) or pursuant to the GCL. The holders of shares of Common Stock shall not have cumulative voting rights. Subject to applicable law and the rights, if any, of the holders of any outstanding class or series of Preferred Stock or any class or series of stock having a preference over, or the right to participate with, the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock out of funds legally available therefor at such times and in such amounts and forms as the Board of Directors in its sole discretion shall determine. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up of the Corporation, after distribution in full of preferential amounts, if any, to be distributed to the holders of any class or series of Preferred Stock or any class or series of stock having a preference over, or the right to participate with, the Common Stock, the holders of the Common Stock shall be entitled to share equally and ratably, share for share, in all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders. For the purposes of this Part E of this Article IV of this Amended and Restated Certificate of Incorporation of the Corporation, (i) a consolidation, combination, redomicile, merger (including a holding company merger) or share exchange of the Corporation with one (1) or more corporations (whether or not the Corporation remains the surviving corporation in such a transaction), or successive consolidations, combinations, redomiciles, mergers or share exchanges or (ii) a sale, transfer, conveyance or other disposition of all or substantially all of the Corporation's assets (including its subsidiaries' assets), shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.


                                   ARTICLE V

                              BOARD OF DIRECTORS

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Subject to the rights of any holder of any class or series of Preferred Stock, the Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, the exact number of which shall be fixed from time to time by the Board of Directors. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Amended and Restated Certificate of Incorporation of the Corporation, and any By-laws of the Corporation adopted by the stockholders or the Directors; provided, however, that no By-laws of the Corporation hereafter adopted by the stockholders or the Directors shall invalidate any prior act of the Directors which would have been valid if such By-Laws of the Corporation had not been adopted. Advance notice of nominations for the election of Directors shall be given in the manner and to the extent provided in the By-laws of the Corporation. Elections of Directors need not be by written ballot except and to the extent provided in the By-laws of the Corporation. Each Director shall be entitled to one (1) vote per director on all matters voted or acted upon by the Board of Directors or any duly constituted committee of which such Director is a member at the time of such vote or action. The Directors shall be divided into three (3) classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. The term of the Initial

Class I Directors shall terminate on the date of the 2003 annual meeting of stockholders; the term of the initial Class II Directors shall terminate on the date of the 2004 annual meeting of stockholders and the term of the initial Class III Directors shall terminate on the date of the 2005 annual meeting of stockholders. At each annual meeting of stockholders beginning in 2003, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting for the year in which such Director's term expires and until such Director's successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director. Any Director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such Director shall have been elected.

         Notwithstanding the foregoing, whenever the holders of any one (1) or more classes or series of Preferred Stock shall have the right, voting separately by class or series, to elect one (1) or more Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation of the Corporation or in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any class or series of Preferred Stock, and such Directors so elected shall not be divided into classes pursuant to this Article V of this Amended and Restated Certificate of Incorporation of the Corporation unless expressly provided by such terms.

                                  ARTICLE VI

                             REMOVAL OF DIRECTORS

         Any or all of the Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of two-thirds (66?%) of the outstanding shares of the Corporation then entitled to vote generally in the election of Directors, considered for purposes of this Article VI of this Amended and Restated Certificate of Incorporation of the Corporation as one (1) class. Notwithstanding the previous sentence, whenever the holders of any class or series of Preferred Stock are entitled to elect one (1) or more Directors by the resolution or resolutions providing for the issuance of any class or series of Preferred Stock, this Article VI of this Amended and Restated Certificate of Incorporation of the Corporation shall apply, in respect of the removal of a Di-rector or Directors so elected, to the vote of the holders of the outstanding shares of that class or series of Preferred Stock and not to the vote of the outstanding shares as a whole.

                                 ARTICLE VII

                   PROHIBITION ON ACTIONS BY WRITTEN CONSENT
                                OF STOCKHOLDERS

         Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the By-laws of the Corporation, and may not be taken by a written consent of the stockholders pursuant to the GCL. Notwithstanding the previous sentence, if the terms of the 10% Fixed Coupon Redeemable Preferred Stock, Series A as set forth in Part C of Article IV of this Amended and Restated Certificate of Incorporation of the Corporation, or the resolution or resolutions providing for the issuance of any other class or series of Preferred Stock permit action to be taken by written consent in accordance with the GCL, the 10% Fixed Coupon Redeemable Preferred Stock, Series A and any other such class or series of Preferred Stock shall be permitted to take action by written consent.

                                 ARTICLE VIII

                       SPECIAL MEETINGS OF STOCKHOLDERS

         Except as otherwise expressly set forth in this Amended and Restated Certificate of Incorporation of the Corporation or in the resolution or resolutions providing for the issuance of any class or series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time solely by a majority vote of the Board of Directors (or a duly constituted committee thereof), the Chairman of the Board of Directors or the President. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

                                  ARTICLE IX

                             CERTAIN TRANSACTIONS

         Part A. In addition to any affirmative vote required by applicable law or regulations, or in any agreement with or under the rules and regulations of any national securities exchange or inter-dealer quotation system or any other provision of this Amended and Restated Certificate of Incorporation of the Corporation or the By-laws of the Corporation, and except as otherwise expressly provided in Part B of this Article IX of this Amended and Restated Certificate of Incorporation of the Corporation, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Stockholder Party (as hereinafter defined) or any person who thereafter would be an Affiliate, Associate or Schedule 13D Related Party (as hereinafter defined) of such Interested Stockholder shall require the affirmative vote of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class, excluding Voting Stock beneficially owned by any Interested Stockholder Party. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by applicable law or regulations, or in any agreement with or under the rules and regulations of any national securities exchange, inter-dealer quotation system or any other provision of this Amended and Restated Certificate of Incorporation of the Corporation or the By-laws of the Corporation.

         Part B. The provisions of Part A of this Article IX of this Amended and Restated Certificate of Incorporation of the Corporation shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by applicable law or regulations, or in any agreement with or under the rules and regulations of any national securities exchange or inter-dealer quotation system or any other provision of this Amended and Restated Certificate of Incorporation of the Corporation or the By-laws of the Corporation, if all of the conditions specified in either of the following paragraphs 1 and 2 are met:

                  1. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

                  2. All of the following conditions shall have been met:

         (a) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i), (ii) and (iii) below:

                  (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
         fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock acquired by it (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date"), or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock;

                  (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock; and

                  (iii) (if applicable) the price per share (as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock) equal to the Fair Market Value per share of the Common Stock determined pursuant to paragraph 2(a)(ii) of this Part B of this Article IX of this Amended and Restated Certificate of Incorporation of the Corporation, multiplied by the ratio of (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
         fees) paid by the Interested Stockholder for any share of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (B) the Fair Market Value per share of Common Stock on the first day in such two-year period on which the Interested Stockholder acquired any share of Common Stock.

         (b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock (as hereinafter defined), other than Common Stock, shall be at least equal to the highest amount determined under clauses (i), (ii), (iii) and (iv) below:

                  (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
         fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

                  (ii) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

                  (iii) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation regardless of whether the Business Combination to be consummated constitutes such an event; and

                  (iv) (if applicable) the price per share (as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Capital Stock) equal to the Fair Market Value per share of such Capital Stock determined pursuant to paragraph 2(b)(ii) of this Part B of this Article IX of this Amended and Restated Certificate of Incorporation of the Corporation, multiplied by the ratio of (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any share of such class or series of Capital Stock acquired by it within the two-year period immediately prior to the Announcement Date to (B) the Fair Market Value per share of such class or series of Capital Stock on the first day in such two-year period upon which the Interested Stockholder acquired any share of such class or series of Capital Stock.

         The provisions of this paragraph 2 of this Part B of this Article IX of this Amended and Restated Certificate of Incorporation of the Corporation shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

         (c) The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.

         (d) After the Determination Date and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend, subdivision or reclassification of the Common Stock), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock, except as part of the transaction that resulted in such Interested Stockholder becoming an Interested Stockholder, and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock.

         (e) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") (or any successor statute) shall be mailed to all stockholders of the Corporation at least thirty (30) days prior to the consummation of all or any part of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or any successor statute). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, an opinion of a nationally recognized investment banking firm selected by a majority of the Continuing Directors as to the fairness (or unfairness) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder Parties, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

         (f) Such Interested Stockholder shall not have made any major change in the Corporation's business, operations, finances or equity capital structure prior to the consummation of the Business Combination, without the prior approval of a majority of the Continuing Directors.

         Part C. The following definitions shall apply with respect to this
Article IX of this Amended and Restated Certificate of Incorporation of the
Corporation:

                  "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act, as in effect on the date this Amended and Restated Certificate of Incorporation of the Corporation is approved by the Board of Directors (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

                  A person shall be a "beneficial owner" of any Voting Stock:
(a) which such person or any of its Affiliates, Associates or Schedule 13D Related Parties beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, redemption rights, warrants or options, or otherwise (including put and call arrangements), or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates, Associates or Schedule 13D Related Parties has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder as defined in this Part C of this Article IX of this

Amended and Restated Certificate of Incorporation of the Corporation, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through applications of this paragraph, but shall not include any other shares of Capital Stock that may be issuable pursuant to an agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  "Business Combination" shall mean: (a) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other person (whether or not itself an Interested Stockholder), which is or after such merger or consolidation would be an Affiliate, Associate or Schedule 13D Related Party of an Interested Stockholder; or (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, guaranty of credit, joint venture participation or other arrangement (in one (1) transaction or a series of related transactions) with or for the benefit of any Interested Stockholder Party involving any assets, liabilities, securities or commitments of the Corporation, any Subsidiary or any Interested Stockholder Party (except for any arrangement, whether as an employee, consultant or otherwise, other than as a Director, pursuant to which any Interested Stockholder Party shall, directly or indirectly, have any control over or responsibility for the management of any aspect of the business or affairs of the Corporation, with respect to which arrangements the value tests set forth below shall not apply), together with all other such arrangements (including all contemplated future events), has an aggregate Fair Market Value and/or involves aggregate commitments of $10,000,000.00 or more or constitutes more than five percent (5%) of the book value of the total assets (in the case of transactions involving assets or commitments other than Capital Stock) or five percent (5%) of the stockholder's equity (in the case of transactions in Capital Stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year-end audited consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; or (c) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation which is voted for or consented to by any Interested Stockholder Party; or (d) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) that has the effect directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder Party; or (e) any agreement, contract or other arrangement providing for any one (1) or more of the actions specified in the foregoing clauses (a) through (d). A holding company merger in and of itself shall not be deemed or construed as a Business Combination.

                  "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article IV of this Amended and Restated Certificate of Incorporation of the Corporation.

                  "Continuing Director" means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate, Associate, Schedule 13D Related Party or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate, Associate, Schedule 13D Related Party or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

                  "control" (including the terms "controlled by" and under "common control with") with respect to the relationship between or among two
(2) or more persons, means the possession directly or indirectly, of the power to direct or cause the direction of the affairs or management of a person, whether through the ownership of voting securities, by contract or otherwise.

                  "Fair Market Value" means: (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-trading day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-trading day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System, in the OTC Bulletin Board administered by the National Association of Securities Dealers, Inc., in the pink sheets of the National Quotation Bureau Incorporated or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Continuing Directors; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

                  "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity) who: (a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing fifteen percent (15%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; (b) is an Affiliate or Associate (or Schedule 13D Related Party of either of the foregoing) of the Corporation and at any time within the three-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing fifteen percent (15%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (c) is an assignee of or has otherwise succeeded to any Voting Stock which was at any time within the three-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  "Interested Stockholder Party" shall mean any Interested Stockholder together with its Affiliates, Associates and Schedule 13D Related Parties.

                  "person" shall mean any individual, firm, company or other entity or organization and shall include any "group" (as such term is defined in Rule 13d-5(b)(1) of the Exchange Act) comprised of any person and any other person with whom such person or any Affiliate or Associate (or Schedule 13D Related Party to either of the foregoing) of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

                  "Schedule 13D Related Party" with respect to a specified Interested Stockholder, shall mean any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, any unincorporated organization, any other entity or a "group" of such persons (as such term is defined in Rule 13d-5(b)(1) of the Exchange Act) whose beneficial ownership of securities would be required to be aggregated on any Schedule 13D or Schedule 13G required to be filed by any such Interested Stockholder pursuant to the Exchange Act.

                  "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in this Part C of Article IX of this Amended and Restated Certificate of Incorporation of the Corporation, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

                  "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

                  In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs 2(a) and 2(b) of Part B of this Article IX of this Amended and Restated Certificate of Incorporation of the Corporation shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

         Part D. A majority of the Continuing Directors shall have the power and duty to determine for the purpose of this Article IX of this Amended and Restated Certificate of Incorporation of the Corporation, on the basis of information known to them after reasonable inquiry, all questions arising under this Article IX of this Amended and Restated Certificate of Incorporation of the Corporation, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate, Associate, Schedule 13D Related Party or representative of another, (d) whether a Proposed Action (as hereinafter defined) is with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate, Associate or Schedule 13D Related Party of an Interested Stockholder, (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000.00 or more and (f) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding on all parties for all purposes of this Article IX of this Amended and Restated Certificate of Incorporation of the Corporation.

         Part E. Nothing contained in this Article IX of this Amended and Restated Certificate of Incorporation of the Corporation shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by applicable law.

         Part F. The fact that any Business Combination complies with the provisions of Part B of this Article IX of this Amended and Restated Certificate of Incorporation of the Corporation shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors (or any committee thereof), or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors (or any committee thereof), or any member thereof, with respect to discussions and evaluations of, or actions and responses taken with respect to, such Business Combination or any other transaction.

         Part G. For the purposes of this Article IX of this Amended and Restated Certificate of Incorporation of the Corporation, a Business Combination or any proposal to amend, repeal or adopt any provision of this Amended and Restated Certificate of Incorporation of the Corporation inconsistent with this Article IX of this Amended and Restated Certificate of Incorporation of the Corporation (collectively, "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Stockholder Party or a person who thereafter would become such if (1) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any Director who with respect to such Interested Stockholder Party, would not qualify to serve as a Continuing Director or (2) such Interested Stockholder Party or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder Party or person a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder Party or person, based on information known to them after reasonable inquiry.

         Part H. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation of the Corporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by applicable law or regulations, or in any agreement with or under the rules and regulations of any national securities exchange or inter-dealer quotation system or any other provision of this Amended and Restated Certificate of Incorporation of the Corporation or the By-laws of the Corporation), any proposal to amend, alter, repeal, or adopt any provision of this Amended and Restated Certificate of Incorporation of the Corporation inconsistent with this Article IX of this Amended and Restated Certificate of Incorporation of the Corporation which is proposed by or on behalf of an Interested Stockholder Party shall require the affirmative vote of the holders of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder Party; provided, however, that this Part H of this Article IX of this Amended and Restated Certificate of Incorporation of the Corporation shall not apply to, and such seventy-five percent (75%) vote shall not be required for, any amendment, alteration, repeal or adoption unanimously recommended by the Board of Directors if all of such Directors are persons who would be eligible at such time to serve as Continuing Directors within the meaning of such term as set forth in Part C of this Article IX of this Amended and Restated Certificate of Incorporation of the Corporation.

                                  ARTICLE X

                            LIMITATION ON LIABILITY

         No Director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent such elimination from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of Directors, then the liability of a Director shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal, alteration or amendment of this Article X of this Amended and Restated Certificate of Incorporation of the Corporation or adoption of any provision inconsistent herewith shall not adversely affect any right or protection of a Director existing at the time of such repeal, alteration, amendment or adoption with respect to acts or omissions occurring immediately prior to such repeal, alteration, amendment or adoption. The provisions of this Article X of this Amended and Restated Certificate of Incorporation of the Corporation shall continue as to a person who has ceased to be a Director and shall inure to his heirs, executors, administrators and personal and legal representatives.

                                  ARTICLE XI

                        ACTIONS WITH RESPECT TO BY-LAWS

         In furtherance and not in limitation of the powers conferred by statute, a majority of the entire Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the By-laws of the Corporation. As used in this Article XI of this Amended and Restated Certificate of Incorporation of the Corporation, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies. In addition, the By-laws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of the holders of sixty-six and two-thirds percent (66?%) of the Voting Stock (as defined in Article IX of this Amended and Restated Certificate of Incorporation of the Corporation), voting together as a single class.

                                 ARTICLE XII

                           MEETINGS OF STOCKHOLDERS

         Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the state of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                                 ARTICLE XIII

                  MODIFICATION OF CERTAIN PROVISIONS OF THIS
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

         Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation of the Corporation to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66?%) of the Voting Stock (as defined in Article IX of this Amended and Restated Certificate of Incorporation of the Corporation), voting together as a single class, shall be required to amend, alter, repeal or adopt any provision inconsistent with Articles V, VI, VII, VIII, X, XI, this Article XIII, Article XVI and Article XVII of this Amended and Restated Certificate of Incorporation of the Corporation.

                                 ARTICLE XIV

                     FURTHER ACTIONS WITH RESPECT TO THIS
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

         The Corporation reserves the right to repeal, alter, amend, or rescind any provision contained in this Amended and Restated Certificate of Incorporation of the Corporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                  ARTICLE XV

                          SECTION 1123 OF THE UNITED
                            STATES BANKRUPTCY CODE

         The Corporation shall not issue any class of non-voting equity securities unless and solely to the extent permitted by Section 1123(a)(6) of the United States Bankruptcy Code (the "Bankruptcy Code") as in effect on the effective date of the Plan of Reorganization; provided, however, that this
Article XV of this Amended and Restated Certificate of Incorporation of the
Corporation: (a) will have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code; (b) will have such force and effect, if any, only for so long as Section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the Corporation; and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

                                 ARTICLE XVI

                                INDEMNIFICATION

         The Corporation shall indemnify any person who is or was or had agreed to become a Director or officer of the Corporation or any person who is or was serving or who had agreed to serve at the request of the Board of Directors as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (including the heirs, executors, administrators and personal and legal representatives of such person) in accordance with the By-laws of the Corporation to the fullest extent authorized by the GCL, as the same exists or hereafter may be amended but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the GCL permitted the Corporation to provide immediately prior to such amendment) or any other applicable laws as presently or hereinafter in effect; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any Director or officer (or his heirs, executors, administrators and personal and legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of

Directors. The right to indemnification conferred by this Article XVI of this Amended and Restated Certificate of Incorporation of the Corporation shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

         The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article XVI of this Amended and Restated Certificate of Incorporation of the Corporation to Directors and officers of the Corporation.

         The rights to indemnification and to the advancement of expenses conferred in this Article XVI of this Amended and Restated Certificate of the Corporation shall not be exclusive of any other right which any person may have or thereafter acquire under this Amended and Restated Certificate of Incorporation of the Corporation, the By-Laws of this Corporation, any statute, agreement, policy, vote of stockholders or disinterested directors or otherwise.

         Any repeal, alteration or amendment of this Article XVI of this Amended and Restated Certificate of Incorporation of the Corporation or adoption of any provision inconsistent herewith shall not adversely affect any rights to indemnification and to the advancement of expenses of a Director or officer of the Corporation or any other person entitled to or granted indemnification under this Article XVI of this Amended and Restated Certificate of Incorporation of the Corporation existing at the time of such repeal, alteration, amendment or adoption with respect to any acts or omissions occurring immediately prior to such repeal, alteration, amendment or adoption.

                                 ARTICLE XVII

                            SECTION 203 OF THE GCL

         The Corporation elects to be governed by Section 203 of the GCL, as the same may be amended from time to time.

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Jeffrey A. Brodsky, its President and Chief Executive Officer, this 10th day of January 2003.



                                            By: /s/ Jeffrey A. Brodsky
                                                ______________________
                                                Name:  Jeffrey A. Brodsky
                                                Title: President and Chief
                                                       Executive Officer